UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 13, 2007

Transocean Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	333-75899	66-0582307
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Greenway Plaza, Houston, Texas		77046
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 232-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

The previously disclosed internal investigation of the use of Panalpina, Inc. and other customs brokers by Transocean Inc. (the "Company") in Nigeria has now been expanded to include one of the Company’s agents for Nigeria. The investigation will be conducted by outside counsel who will report directly to the Audit Committee of the Company’s Board of Directors. The investigation will focus on whether the customs brokers and agent have fully complied with the terms of their respective agreements, the U.S. Foreign Corrupt Practices Act and local laws. The Company is preparing an investigative plan to present to the U.S. Department of Justice and has informed the U.S. Securities and Exchange Commission of the ongoing investigation. The Company cannot predict at this time the ultimate outcome of the investigation or the effect of implementing any further measures that may be necessary to ensure full compliance with applicable laws.

The statements made herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are subject to numerous risks, uncertainties and assumptions, including but not limited to, the outcome of the investigation and other factors discussed in the Company’s Form 10-K for the year ended December 31, 2006 and in the Company’s other filings with the Securities and Exchange Commission (the "SEC"), which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transocean Inc.

August 13, 2007	By:	Chipman Earle

Name: Chipman Earle
Title: Associate General Counsel & Assistant Corporate Secretary